Exhibit 10.1

ACQUISITION AGREEMENT

          This Acquisition Agreement (this “Agreement”) is entered into on June 22, 2006, by and between Nitches, Inc., a California corporation (“Buyer”), and Impex Inc., a Texas corporation (“Seller”).  Buyer and Seller are referred to collectively herein as the “Parties.”

          Seller owns the entire outstanding membership interest (the “Membership Interest”) of Saguaro LLC, a Texas limited liability company (“Target”).

          This Agreement contemplates a transaction in which Buyer will purchase from Seller, and Seller will sell to Buyer, the Membership Interest of Target in return for Buyer Common Stock and the Buyer Note (each as defined below), it being the Parties’ intention that the transaction qualify as a “reorganization” within the meaning of section 368(a)(1)(C) of the Internal Revenue Code of 1986, and that, as an integral part thereof, Seller will thereafter distribute the Buyer Common Stock to its shareholders in complete liquidation of Seller.

          Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

          “Accredited Investor” has the meaning set forth in Regulation D promulgated under the Securities Act.

          “Adverse Consequences” means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys’ fees and expenses.

          “Buyer” has the meaning set forth in the preface above.

          “Buyer Common Stock” has the meaning set forth in §2(b) below.

          “Buyer Note” has the meaning set forth in §2(b) below.

          “Closing” has the meaning set forth in §2(c) below.

          “Closing Date” has the meaning set forth in §2(c) below.

          “Confidential Information” means any information, whether in oral, written, graphic, or machine-readable form, including, without limitation, specifications, operations or systems manuals, decision processes, profiles, system and management architectures, diagrams, graphs, models, sketches, technical data, research, business or financial information, plans, strategies, forecasts, forecast assumptions, business practices, marketing information and material, customer names, proprietary ideas, concepts, know-how, methodologies, and all other information related to the disclosing party’s business or the business of any of its affiliates; provided, however, that “Confidential Information” shall not include information that:  (a) is in the public domain; (b) was lawfully in the possession of, or demonstrably known by, the receiving party prior to its receipt from the disclosing party; (c) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information; or (d) becomes known by the receiving party from a third party which, to the receiving party’s knowledge, is not subject to an obligation of confidentiality to the disclosing party.

          “Disclosure Schedule” has the meaning set forth in §4 below.

          “Financial Statements” has the meaning set forth in §4(e) below.

          “GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

          “Indemnified Party” has the meaning set forth in §8(d) below.

          “Indemnifying Party” has the meaning set forth in §8(d) below.

          “Intellectual Property” means all the following in any jurisdiction throughout the world:  (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including source code, executable code, data databases, and related documentation), (g) all material advertising and promotional materials, (h) all other proprietary rights, and (i) all copies and intangible embodiments thereof (in whatever form or medium).

          “Knowledge” means actual knowledge without independent investigation.

          “Lien” means any mortgage, pledge, lien, encumbrance, charge, or other security interest other than (a) purchase money liens and liens securing rental payments under capital lease arrangements, (b) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money, and (c) liens with respect to taxes not yet due and payable.

          “Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the business of Target, taken as a whole, or to the ability of any Party to consummate timely the transactions contemplated hereby; provided that none of the following shall be deemed to constitute, and none of the following shall be taken into account in determining whether there has been, a Material Adverse Effect or Material Adverse Change:  (a) any existing event, occurrence, or circumstance with respect to which Buyer has knowledge as of the date hereof, and (b) any adverse change in or effect on the business of Target that is cured by Seller before the earlier of (1) the Closing Date and (2) the date on which this Agreement is terminated pursuant to §9 hereof.

          “Membership Interest” has the meaning set forth in the preface above.

          “Most Recent Financial Statements” has the meaning set forth in §4(e) below.

          “Most Recent Fiscal Month End” has the meaning set forth in §4(e) below.

          “Ordinary Course of Business” means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          “Party” has the meaning set forth in the preface above.

          “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity or a governmental entity (or any department, agency, or political subdivision thereof).

          “Public Reports” has the meaning set forth in §3(b)(vi) below.

          “Purchase Price” has the meaning set forth in §2(b) below.

          “Registration Statement” has the meaning set forth in §5(c) below.

          “SEC” means the United States Securities and Exchange Commission.

          “Securities Act” means the Securities Act of 1933, as amended.

          “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “Seller” has the meaning set forth in the preface above.

          “Target” has the meaning set forth in the preface above.

          “Third-Party Claim” has the meaning set forth in §8(d) below.

2.       Purchase and Sale of Membership Interest.

          (a)          Basic Transaction.  On and subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the entirety of Seller’s Membership Interest in Target for the consideration specified below in this §2.

          (b)          Purchase Price.  Buyer agrees to pay to Seller at the Closing $3,030,000 (the “Purchase Price”) by delivery of (i) its promissory note (the “Buyer Note”) in the form of Exhibit A attached hereto in the aggregate principal amount of $300,000 and (ii) a certificate or certificates representing 600,000 shares of Buyer’s fully paid and nonassessable voting Common Stock without par value, which shall be freely tradable without restrictions under the Securities Act other than prospectus delivery requirements (“Buyer Common Stock”), valued at $4.55 per share (being the average of the closing prices of a share of Buyer Common Stock on the NASDAQ Capital Market for the ten trading days between June 7 and June 20, 2006, inclusive, without regard to any after-market trading); provided, however, that such number of shares of Buyer Common Stock will be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, or other change in the number of shares of Buyer Common Stock outstanding that occurs between the date of this Agreement and the Closing Date.

          (c)          Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Duane Morris LLP, 101 W. Broadway, Suite 900, San Diego, California, 92101, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as Buyer and Seller may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no earlier than June 30, 2006.

          (d)          Deliveries at Closing.  At the Closing, (i) Seller shall deliver to Buyer the various certificates, instruments, and documents referred to in §7(a) below, (ii) Seller will deliver to Buyer a certificate for the Membership Interest, together with an assignment of certificate duly endorsed to transfer title to Buyer, (iii) Buyer will deliver to Seller the various certificates, instruments, and documents referred to in §7(b) below, and (iv) Buyer will deliver to Seller the consideration specified in §2(b) above.

3.	Representations and Warranties Concerning Transaction.

          (a)          Seller’s Representations and Warranties.  Seller represents and warrants to Buyer that the statements contained in this §3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(a)) with respect to itself, except as set forth in Annex I attached hereto.

                         (i)          Organization of Seller.  Seller  is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

                         (ii)         Authorization of Transaction.  Seller has full corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Seller, enforceable in accordance with its terms and conditions, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.  Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Seller.

                         (iii)        Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Seller is subject or any provision of its charter, bylaws, or other governing documents, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Seller is a party or by which it is bound or to which any of its assets is subject, or (c) result in the imposition or creation of a Lien upon or with respect to Seller’s Membership Interest in Target.

                         (iv)        Brokers’ Fees.  Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                         (v)          Investment.  Seller (a) understands that the Buyer Note and the Buyer Common Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Buyer Note and the Buyer Common Stock solely for its own account and understands that any further resale of the Buyer Note or the Buyer Common Stock can only be made pursuant to an effective registration statement under the Securities Act and any applicable state securities law or an applicable exemption from registration, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Buyer Note and the Buyer Common Stock, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Buyer Note and the Buyer Common Stock, and (f) is an Accredited Investor for the reasons set forth on Annex I.

                         (vi)          Target Membership Interest.  Seller holds of record and owns beneficially the entirety of the Membership Interest of Target, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Liens, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.  Seller is not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Seller to sell, transfer, or otherwise dispose of any interest in Target.  Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of its Membership Interest in Target.

          (b)          Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller that the statements contained in this §3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §3(b)), except as set forth in Annex II attached hereto.

                         (i)          Organization of Buyer.  Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation (or other formation).

                         (ii)         Authorization of Transaction.  Buyer has full corporate power and corporate authority to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable in accordance with its terms and conditions, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.  Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.  The execution, delivery, and performance of this Agreement and all other agreements contemplated hereby have been duly authorized by Buyer.

                         (iii)        Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Buyer is subject or any provision of its charter, bylaws, or other governing documents or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer is a party or by which it is bound or to which any of its assets is subject.

                         (iv)        Brokers’ Fees.  Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

                         (v)         Investment.  Buyer (a) understands that the Membership Interest has not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (b) is acquiring the Membership Interest solely for its own account for investment purposes, and not with a view to the distribution thereof, (c) is a sophisticated investor with knowledge and experience in business and financial matters, (d) has received certain information concerning Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Membership Interest, (e) is able to bear the economic risk and lack of liquidity inherent in holding the Membership Interest, and (f) is an Accredited Investor for the reasons set forth on Annex II.

                         (vi)        Filings with SEC.  Buyer has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the “Public Reports”) during the past twenty-four (24) months.  Each of the Public Reports has complied with the Securities Act or the Securities Exchange Act, as applicable, in all material respects.  None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                         (vii)       Disclosure.  The Registration Statement will comply with the Securities Act and the Securities Exchange Act in all material respects.  The Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they will be made, not misleading.

4.       Representations and Warranties Concerning Target.  Seller represents and warrants  to Buyer that the statements contained in this §4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this §4), except as set forth in the disclosure schedule delivered by Seller to Buyer on the date hereof and initialed by the Parties (the “Disclosure Schedule”).

          (a)          Organization, Qualification, and Corporate Power. Target is a limited liability company duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.  Target is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Material Adverse Effect.  Target has full power and authority to carry on the business in which it is engaged and to own and use the properties owned and used by it.

          (b)          Capitalization.  The Membership Interest constitutes all the outstanding ownership interests in Target.  The Membership Interest has been duly authorized, is validly issued, fully paid, and nonassessable, and is held of record and beneficially by Seller.  There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Target to issue, sell, or otherwise cause to become outstanding any other membership interest.  There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Target.

          (c)          Non-Contravention.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Target is subject or any provision of the articles of organization or regulations of Target or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Target is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Lien would not have a Material Adverse Effect.  Target need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect.

          (d)          Brokers’ Fees. Target has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

          (e)          Financial Statements.  Attached hereto as Exhibit B are the following financial statements (collectively, the “Financial Statements”): (i) balance sheet and statement of income as of and for the fiscal year ended December 31, 2005, for Target; and (ii) balance sheet and statement of income (the “Most Recent Financial Statements”) as of and for the months ended April 30, 2006, (the “Most Recent Fiscal Month End”) for Target.  The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP throughout the periods covered thereby and present fairly the financial condition of Target as of such dates and the results of operations of Target for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments, which will not be material in amount, and lack footnotes and other presentation items.

          (f)          Events Subsequent to Most Recent Fiscal Month End.  Since the Most Recent Fiscal Month End, there has not been any Material Adverse Change in Target’s business.  Without limiting the generality of the foregoing, since that date Target has not engaged in any practice, taken any action, or entered into any transaction outside the Ordinary Course of Business.

          (g)          Assets and Liabilities.  Target’s assets consist solely of Intellectual Property, including the registered trademarks Saguaro™ and Saguaro West™ for use in connection with apparel and clothing.  Target’s sole and exclusive business to date has been the ownership of those trademarks and the licensing of those marks.  Target does not have any liabilities whatsoever, including, without limitation, liabilities for open accounts, contract obligations, taxes, penalties, or fines.  Target has never had any employees and has never adopted any employee benefit plans.

          (h)          Legal Compliance.  To the Knowledge of Seller, Target has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

          (i)          Intellectual Property.

                         (i)          Target owns and has good and marketable title to, or is licensed or otherwise possesses legally enforceable rights to use, all Intellectual Property used in the business of Target as currently conducted by Target.  The Intellectual Property owned by or licensed to Target collectively constitutes all the Intellectual Property necessary to enable Target to conduct its business as such business is currently being conducted.

                         (ii)         Target has not interfered with, infringed upon, misappropriated, or violated any material Intellectual Property rights of third parties in any material respect, and none of Seller nor Target’s officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Target must license or refrain from using any Intellectual Property rights of any third party).  There is no unauthorized use, disclosure, infringement, or misappropriation of any Target Intellectual Property by any third party, including any employee or former employee of Target.

                         (iii)        §4(i) of the Disclosure Schedule identifies each patent or registration that has been issued to Target with respect to any of its Intellectual Property, identifies each pending patent application or application for registration that Target has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission that Target has granted to any third party with respect to any of its Intellectual Property (together with any exceptions).  Target has delivered to Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date).  §4(j) of the Disclosure Schedule also identifies each material trade name or unregistered trademark, service mark, corporate name, internet domain name, copyright, and material computer software item used by Target in connection with its business.  With respect to each item of Intellectual Property required to be identified in §4(i) of the Disclosure Schedule:

                                        (A)          Target possesses all right, title, and interest in and to the item, free and clear of any Lien, license, or other restriction;

                                        (B)          The item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                                        (C)          No action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of Seller, is threatened that challenges the legality, validity, enforceability, use, or ownership of the item; and

                                        (D)          Target has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

                         (iv)          §4(i) of the Disclosure Schedule identifies each material item of Intellectual Property that any third party owns and that Target uses pursuant to license, sublicense, agreement, or permission.  Target has delivered to Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date).  With respect to each such item of used Intellectual Property required to be identified in §4(i) of the Disclosure Schedule:

                                        (A)          The license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                                        (B)          No party to the license, sublicense, agreement, or permission is in material breach or default, and no event has occurred that with notice or lapse of time would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

                                        (C)          No party to the license, sublicense, agreement, or permission has repudiated any material provision thereof;

                                        (D)          Target has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission; and

                                        (E)          No loss or expiration of the item is threatened, pending, or reasonably foreseeable, except for patents expiring at the end of the statutory terms (and not as a result of any act or omission by Target, including without limitation, a failure by Target to pay any required maintenance fees).

          (j)          Litigation.  §4(j) of the Disclosure Schedule sets forth each instance in which Target (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction, except where the injunction, judgment, order, decree, ruling, action, suit, proceeding, hearing, or investigation would not have a Material Adverse Effect.  None of Seller’s managers and officers has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against Target.

          (k)          Disclosure.  The representations and warranties contained in this §4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this §4, in light of the circumstances in which they were made, not misleading.

          (l)          Disclaimer of Other Representations and Warranties.  Except as expressly set forth in §3 and this §4, Seller makes no representation or warranty, express or implied, at law or in equity, in respect of Target, or in respect of any of its assets, liabilities, or operations, including with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.  Buyer hereby acknowledges and agrees that, except to the extent specifically set forth in §3 and this §4, Buyer is purchasing the Membership Interest on an “as-is, where-is” basis.

5.       Pre-Closing Covenants.  The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

          (a)          General.  Each of the Parties will use its reasonable best efforts to take all actions and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the Closing conditions set forth in §7 below).

          (b)          Notices and Consents.  Each of the Parties will (and Seller will cause Target) to give any notices to, make any filings with, and use its reasonable best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in §3(a)(ii), §3(b)(ii), and §4(c) above.

          (c)          Securities Act, Securities Exchange Act, and State Securities Laws.  Buyer will prepare and file with the SEC within five business days of the date of this Agreement a registration statement under the Securities Act relating to Seller’s resale of the shares of the Buyer Common Stock to third parties following their issuance to Seller under this Agreement (the “Registration Statement”).  Buyer will use its reasonable best efforts to respond to the comments of the SEC thereon and will make any further filings (including amendments and supplements) in connection therewith that may be necessary, proper, or advisable to secure the effectiveness of the Registration Statement.  Buyer will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the resale of the shares of Buyer Common Stock.

          (d)          Listing of Buyer Common Stock.  Buyer will use its best efforts to cause the shares of Buyer Common Stock that will be issued to Seller to be approved for listing on the NASDAQ Capital Market, subject to the official notice of issuance, prior to the Closing Date.

          (e)          Operation of Business.  Seller will not cause or permit Target to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business.

          (f)          Full Access.  Seller will permit, and Seller will cause Target to permit, representatives of Buyer (including legal counsel and accountants) to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of Target, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to Target.  Buyer will treat and hold as such any Confidential Information it receives from Seller and Target in the course of the reviews contemplated by this §5(f), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to Seller and to Target all tangible embodiments (and all copies) of the Confidential Information that are in its possession.

          (g)          Notice of Developments.  Each Party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in §3 or §4 above.  Upon receipt of notice of a breach, the receiving Party will have the right to terminate this Agreement in accordance with §9 below.  If the receiving Party elects not to terminate, then upon Closing, the notice shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule and to prevent or cure any misrepresentation or breach of warranty.

          (h)          Exclusivity.  During the term of this Agreement, Seller will not (and Seller will not cause or permit Target to) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the Membership Interest or assets of Target (including any acquisition structured as a merger, consolidation, or share exchange);  provided, however, that Seller and Target and their directors, managers, and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require.

6.       Post-Closing Covenants.  The Parties agree as follows with respect to the period following the Closing.

          (a)          General.  In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as the other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under §8 below).

          (b)          Litigation Support. In the event and for so long as any Party is actively contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Target, the other Party shall cooperate with it and its counsel in the defense or contest, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under §8 below).

          (c)          Transition. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Target from maintaining the same business relationships with Target after the Closing as it maintained with Target prior to the Closing.

          (d)          Buyer Note.  The Buyer Note will be imprinted with a legend substantially in the following form:

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THAT ACT OR AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO THE ISSUER TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT.

7.       Conditions to Obligation to Close.

          (a)          Conditions to Buyer’s Obligation.  Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                         (i)          The representations and warranties set forth in §3(a) and §4 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

                         (ii)         Seller shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” or contain terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case Seller shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

                         (iii)        There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                         (iv)        Seller shall have delivered to Buyer a certificate to the effect that each of the conditions specified above in §§7(a)(i) through 7(a)(iii) is satisfied in all respects;

                         (v)         Buyer shall have received from counsel to Seller an opinion in form and substance as set forth in Exhibit C attached hereto, addressed to Buyer, and dated as of the Closing Date;

                         (vi)        All actions to be taken by Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Buyer.

          Buyer may waive any condition specified in this §7(a) if it executes a writing so stating at or prior to the Closing.

          (b)          Conditions to Seller’s Obligation. Seller’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                         (i)          The average of the closing prices of a share of Buyer Common Stock on the NASDAQ Capital Market for the ten trading days immediately preceding the date that is two business days prior to the Closing Date (without regard to any after-market trading), is not less than $4.50;

                         (ii)         The Registration Statement shall have become effective under the Securities Act;

                         (iii)        The shares of Buyer Common Stock that will be issued to Seller shall have been approved for listing on the NASDAQ Capital Market, subject to official notice of issuance;

                         (iv)        The representations and warranties set forth in §3(b) above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” or contains terms such as “Material Adverse Effect” or “Material Adverse Change,” in which case such representations and warranties (as so written, including the term “material” or “Material”) shall be true and correct in all respects at and as of the Closing Date;

                         (v)         Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by terms such as “material” and “Material Adverse Effect,” in which case Buyer shall have performed and complied with all of such covenants (as so written, including the term “material” or “Material”) in all respects through the Closing;

                         (vi)        There shall not be any injunction, judgment, order, decree, ruling, or charge in effect preventing consummation of any of the transactions contemplated by this Agreement;

                         (vii)       Buyer shall have delivered to Seller a certificate to the effect that each of the conditions specified above in §§7(b)(iv) through 7(b)(vi) is satisfied in all respects;

                         (viii)      Seller shall have received from counsel to Buyer an opinion in form and substance as set forth in Exhibit D attached hereto, addressed to Seller, and dated as of the Closing Date; and

                         (ix)        All actions to be taken by Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Seller.

          Seller may waive any condition specified in this §7(b) if it executes a writing so stating at or prior to the Closing.

8.       Remedies for Breaches of This Agreement.

          (a)          Survival of Representations and Warranties.  All the representations and warranties of Seller contained in §4 above shall survive the Closing hereunder (unless Buyer knew of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter.  All the representations and warranties of the Parties contained in §3 above shall survive the Closing (unless the damaged Party knew of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter.

          (b)          Indemnification Provisions for Buyer’s Benefit.  In the event Seller breaches any of its representations, warranties, and covenants contained herein, and, provided that Buyer makes a written claim for indemnification against Seller in accordance with §10(g) below within the survival period, then Seller shall indemnify Buyer from and against any Adverse Consequences Buyer shall suffer caused proximately by the breach; provided, however, that Seller shall not have any obligation to indemnify Buyer from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of Seller contained in §4 above (a) until Buyer has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point Seller will be obligated only to indemnify Buyer from and against further such Adverse Consequences) or thereafter (b) to the extent the Adverse Consequences Buyer has suffered by reason of all such breaches do not exceed a $300,000 aggregate ceiling (after which point Seller will have no obligation to indemnify Buyer from and against further such Adverse Consequences); and provided, further, that the limitations on indemnification in this §8(b) shall not apply to any Adverse Consequences resulting from a breach of Seller’s representations and warranties in §§3(a),4(a)-4(d), and 4(g) or in the event of fraud.

          (c)          Indemnification Provisions for Seller’s Benefit. In the event Buyer breaches any of its representations, warranties, and covenants contained herein, and provided that Seller makes a written claim for indemnification against Buyer in accordance with §10(g) below within the survival period, then Buyer shall indemnify  Seller from and against the entirety of any Adverse Consequences Seller shall suffer caused proximately by the breach; provided, however, that Buyer shall not have any obligation to indemnify Seller from and against any Adverse Consequences caused by the breach of any representation or warranty or covenant of Buyer contained in §3 above (a) until Seller has suffered Adverse Consequences by reason of all such breaches in excess of a $50,000 aggregate deductible (after which point Buyer shall be obligated only to indemnify Seller from and against such further Adverse Consequences) or thereafter (b) to the extent the Adverse Consequences Seller has suffered by reason of all such breaches do not exceed a $300,000 aggregate ceiling (after which point Buyer will have no obligation to indemnify Seller from and against further such Adverse Consequences; provided, further, that the limitations on indemnification in this §8(c) shall not apply to any Adverse Consequences resulting from a breach of Buyer’s representations and warranties contained in 3(b)(i) through 3(b)(v), or in the event of fraud.

          (d)          Matters Involving Third Parties.

                         (i)          If any third party shall notify any Party (the “Indemnified Party”) with respect to any matter (a “Third-Party Claim”) which may give rise to a claim for indemnification against the other Party (the “Indemnifying Party”) under this §8, then the Indemnified Party shall promptly (and in any event within five (5) business days after receiving notice of the Third-Party Claim) notify the Indemnifying Party thereof in writing.

                         (ii)         The Indemnifying Party will have the right at any time to assume and thereafter conduct the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnified Party (not to be unreasonably conditioned, delayed, or withheld) unless the judgment or proposed settlement involves only the payment of money damages and does not impose an injunction or other equitable relief upon the Indemnified Party.

                         (iii)        Unless and until the Indemnifying Party assumes the defense of the Third-Party Claim as provided in §8(d)(ii) above, however, the Indemnified Party may defend against the Third-Party Claim in any manner it may reasonably deem appropriate.

                         (iv)        In no event will the Indemnified Party consent to the entry of any judgment on or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnifying Party (not to be unreasonably conditioned, delayed, or withheld).

          (e)          Determination of Adverse Consequences. All indemnification payments under this §8 shall be paid by the Indemnifying Party net of any tax benefits and insurance coverage that may be available to the Indemnified Party.  All indemnification payments under this §8 shall be deemed adjustments to the Purchase Price.

          (f)          Exclusive Remedy.  Buyer and Seller acknowledge and agree that the foregoing indemnification provisions in this §8 shall be the exclusive remedy of Buyer and Seller with respect to Target and the transactions contemplated by this Agreement.

          (g)          Recoupment Against Buyer Note. Seller shall have the option of satisfying all or part of Seller’s indemnity obligation that  Seller may be required to pay under this §8 by notifying Buyer that Seller is reducing the principal amount outstanding under its Buyer Note.  This shall affect the timing and amount of payments required under the Buyer Note in the same manner as if Buyer had made a permitted prepayment (without premium or penalty) thereunder.

9.       Termination.

          (a)          Termination of Agreement.  Certain of the Parties may terminate this Agreement as provided below:

                         (i)          Buyer and Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                         (ii)         Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing in the event Seller has given Buyer any notice pursuant to §5(g) above and the development that is the subject of the notice has had a Material Adverse Effect;

                         (iii)        Buyer may terminate this Agreement by giving written notice to Seller at any time prior to the Closing (a) in the event Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Buyer has notified Seller of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (b) if the Closing shall not have occurred on or before September 30, 2006, by reason of the failure of any condition precedent under §7(a) hereof (unless the failure results primarily from Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                         (iv)         Seller may terminate this Agreement by giving written notice to Buyer at any time prior to the Closing (a) in the event Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, Seller has notified Buyer of the breach, and the breach has continued without cure for a period of thirty (30) days after the notice of breach or (b) if the Closing shall not have occurred on or before September 30, 2006, by reason of the failure of any condition precedent under §7(b) hereof (unless the failure results primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement).

          (b)          Effect of Termination.  If any Party terminates this Agreement pursuant to §9(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach); provided, however, that the confidentiality provisions contained in §5(f) above shall survive termination.

10.     Miscellaneous.

          (a)          Press Releases and Public Announcements.  No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer and Seller; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

          (b)          No Third-Party Beneficiaries.  This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c)          Entire Agreement.  This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

          (d)          Succession and Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns.  No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Buyer and Seller

          (e)          Counterparts.  This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f)          Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g)          Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by a reputable overnight courier service (charges prepaid), (iii) one business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to Seller:	Raji K. Singh	Copy to:	W. Thomas Finley, Esq.
	Impex Inc.		Bell Nunnally & Martin LLP
	3247 West Story Road		3232 McKinney Avenue, Suite 1400
	Irving, Texas 75038-3532		Dallas, Texas 75204-7422

If to Buyer:	Paul M. Wyandt	Copy to:	James A. Mercer, III, Esq.
	Nitches, Inc.		Duane Morris LLP
	10280 Camino Santa Fe		101 West Broadway, Suite 900
	San Diego, California 92121-3105		San Diego, California 92101-8285

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h)          Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          (i)          Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Buyer and Seller.  No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver, nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j)          Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k)          Expenses.  Each of Buyer, Seller, and Target will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l)          Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.  The word “ including” shall mean including without limitation.

          (m)          Incorporation of Exhibits, Annexes, and Schedules.  The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n)          Governing Language.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall prevail.

* * * * *

IN WITNESS WHEREOF, the Parties have executed this Agreement on  the date first above written.

NITCHES, INC., a California corporation

By:	/s/ Paul M. Wyandt

Title:	President

IMPEX INC., a Texas corporation

By:	/s/ Raji Singh

Title:	President